M.I.

METALLOGENY, INC.
MINERAL EXPLORATION OF REMOTE REGIONS
P.O. BOX 82811
FAIRBANKS, ALASKA 99708
907-474-0943 (VOICE & FAX)
JEFFKEENER@HOTMAIL.COM

Consent of Expert

Goldrich Mining Company
2607 Southeast Blvd., Suite B211
Spokane, Washington 99223

United States Securities and Exchange Commission

I, Jeffrey O. Keener, contract geologist and president of Metallogeny, Inc., co-authored the Technical Report titled "Evaluation of the Chandalar Mining Property", May 5, 2008, prepared together with James C. Barker, a Certified Professional Geologist licensed to practice in Alaska, and Robert B. Murray, a Licensed Geologist licensed to practice in Oregon.

I hereby consent to the filing of the reports with the Registration Statement of the Company on Form S-1 filed on or around December 30, 2010, and the use of and references to the subject matter of the reports contained therein. I also consent to the use of my name in the Registration Statement in regard to preparation of the reports.

Dated: December 30, 2010

J.O. Keener

Jeffrey O. Keener
President, Metallogeny, Inc.
B.S. AIPG MEM-0777
AKBL. #736808